Exhibit 10.25

                  Employment Agreement with Maureen M. Bufalino

DATE:           September 8, 2004

TO:             Maureen Bufalino

FROM:           Donita Koval, Chief Operating Officer

RE:             EMPLOYMENT WITH OMEGA FINANCIAL CORPORATION

This memo is to confirm that upon the completion of the merger between Omega Financial Corporation and Sun Bancorp, Inc., Omega will assume the Employment Agreement, dated January 12, 2004, between you and Sun Bancorp, Inc. and you will become an employee of Omega Financial Corporation.

If you intend to work for Omega upon the effective date of the merger, please indicate so by returning a signed copy of this memo to me by September 15, 2004. On the effective date of the Merger, you will continue as an employee of SUBI Services, LLC ("SUBI"), which will become a wholly owned subsidiary of Omega Financial Corporation, subject to your existing Sun Bancorp/SUBI, LLC. benefit plans and payroll schedule through December 31, 2004. Effective January 1, 2005, you will be eligible for benefit plans under Omega, consistent with the terms of your contract.

Of course, your employment with Omega is contingent upon completion of the merger between Sun Bancorp and Omega Financial Corporation. This memo supersedes and terminates any previous oral or written communications regarding the same subject.

We hope that your employment with Omega Financial Corporation will be rewarding and we look forward to you joining us in this new venture.

--------------------------------------------------------------------------------

I hereby acknowledge that my Employment Agreement with Sun Bancorp will be assumed by Omega Financial Corporation, subject to the completion of the merger between Sun Bancorp and Omega Financial Corporation, and that I intend to work for Omega after the effective date of the merger.

----------------                   ---------------------------------------------
DATE                               MAUREEN M. BUFALINO


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                              EMPLOYMENT AGREEMENT

      THIS AGREEMENT is made effective as of the 12th day of January, 2004, between SUN BANCORP, INC. ("Corporation"), a Pennsylvania business corporation having a place of business at 155 North 15th Street, Lewisburg, Pennsylvania 17837, SUNBANK ("Bank"), a Pennsylvania chartered banking institution having a place of business at 155 North 15th Street, Lewisburg, Pennsylvania 17837, SUBI SERVICES, LLC ("Services Company"), a Pennsylvania limited liability company having a place of business at 155 North 15th Street, Lewisburg, Pennsylvania 17837 and Maureen M. Bufalino ("Executive"), an individual residing at 41 White Tail Drive, Dallas, PA 18612 (collectively, the "Parties" and, individually, sometimes a "Party").

      WHEREAS, the Corporation is a registered bank holding company;

      WHEREAS, the Bank is a subsidiary of the Corporation;

      WHEREAS, the Services Company is a subsidiary of the Bank;

      WHEREAS, any reference solely to Corporation in this Agreement shall mean Corporation, Bank or Services Company;

      WHEREAS, Corporation, Bank and Services Company desire to employ Executive to serve in the capacity of Regional President Guaranty Bank and Senior Vice President of Services Company, Bank and Corporation on the terms and conditions set forth in this Agreement; and

      WHEREAS, Executive desires to accept employment with Corporation, Bank and Services Company on the terms and conditions set forth in this Agreement.

      NOW, THEREFORE, the parties hereto, intending to be legally bound, agree as follows:

1. Employment. Corporation, Bank and Services Company hereby employ Executive and Executive hereby accepts employment with Corporation, Bank and Services Company, on the terms and conditions set forth in this Agreement.

2. Duties and Position of Executive. Executive shall perform and discharge well and faithfully such duties as an executive officer of Corporation as may be assigned to Executive from time to time by the Board of Directors of Corporation and/or Corporation's President and CEO. Executive shall be employed as Regional President Guaranty Bank and Senior Vice President of the Services Company, Bank and Corporation, and shall hold such other titles as may be given to her from time to time by the Board of Directors of Corporation. The Executive may be promoted to other positions within the Corporation and/or Bank and/or Services Company and assigned duties consistent with such a position without the Corporation, Bank or Services Company breaching this Agreement. Such promotion may occur without amendment of this Agreement; all other provisions of this Agreement will remain in full force and effect.


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

3. Engagement in Other Employment. Executive shall devote her full time, attention and energies to the business of Corporation, Bank and Services Company during the Employment Period (as defined in Section 4(a) of this Agreement); provided, however, that this Section shall not be construed as preventing Executive from (a) investing Executive's personal assets in enterprises that do not compete with Corporation, Bank, Services Company or any of their subsidiaries or affiliates or (b) being involved in any other activity with the prior approval of the Boards of Directors of Corporation, Bank and Services Company. The Executive shall not engage in any business or commercial activities, duties or pursuits which compete with the business or commercial activities of Corporation, Bank, Services Company or any of their subsidiaries or affiliates, nor may the Executive serve as a director or officer or in any other capacity in a company which competes with Corporation, Bank, Services Company or any of their subsidiaries or affiliates.

4.    Term of Agreement.

      (a) Employment Period. This Agreement shall be for a two (2) year period (the "Employment Period") beginning on the date first mentioned above, and if not previously terminated pursuant to the terms of this Agreement, the Employment Period shall end two (2) years later. The Employment Period shall be automatically extended on the second anniversary date of the commencement of the Employment Period (the "Renewal Date") for a period ending one (1) year from the Renewal Date unless either party shall give written notice of non-renewal to the other party at least sixty (60) days prior to the Renewal Date, in which event this Agreement shall terminate at the end of the Employment Period. If this Agreement is renewed on the Renewal Date, it will be automatically renewed on the first anniversary date of the Renewal Date and each subsequent year (the "Annual Renewal Date") for a period ending one (1) year from each Annual Renewal Date, unless either party gives written notice of non-renewal to the other party at least sixty (60) days prior to the Annual Renewal Date, in which case this Agreement will terminate on the Annual Renewal Date immediately following such notice.

      (b) Cause. Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically for Cause (as defined herein) upon written notice from the Board of Directors of Corporation to Executive. As used in this Agreement, the term "Cause" shall mean any of the following:

            (i) Executive's conviction of or plea of guilty or nolo contendere to a felony, a crime of falsehood or a crime involving moral turpitude, or the actual incarceration of Executive;

            (ii) Executive's failure to follow the good faith lawful instructions of the Board of Directors of Corporation with respect to its operations, after notice from Corporation, and a failure to cure such violation within twenty (20) days of said notice;

            (iii) the willful failure by the Executive to substantially perform her duties hereunder, other than a failure resulting from Executive's incapacity because of physical or mental illness, as provided in Section 3(e) of this


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

                  Agreement, after notice from the Corporation and a failure to cure such violation within twenty (20) days of said notice;

            (iv) Executive's intentional violation of the provisions of this Agreement, after notice from Corporation, and a failure to cure such violation within twenty (20) days of said notice;

            (v) dishonesty or gross negligence of the Executive in the performance of her duties;

            (vi) conduct on the part of the Executive which brings public discredit to Corporation as determined by a vote of two-thirds (2/3) of the Board of Directors of Corporation;

            (vii) Executive's breach of fiduciary duty involving personal profit;

            (viii) Executive's violation of any law, rule or regulation governing banks or bank officers or any final cease and desist order issued by a bank regulatory authority;

            (ix) Executive's unlawful discrimination, including harassment, against Corporation's employees, customers, business associates, contractors or visitors;

            (x) Executive's theft or abuse of Corporation's property or the property of Corporation's customers, employees, contractors, vendors or business associates;

            (xi) any final removal or prohibition order to which the Executive is subject, by a federal banking agency pursuant to Section 8(e) of the Federal Deposit Insurance Act;

            (xii) any act of fraud or misappropriation by Executive;

           (xiii) intentional misrepresentation of a material fact, or intentional omission of information necessary to make the information supplied not materially misleading, in an application or other information provided by the Executive to Corporation or any representative of Corporation in connection with the Executive's employment with Corporation, Bank and Services Company;

            (xiv) direction or recommendation of a state or federal bank regulatory authority to remove the Executive from her position with Corporation and/or Bank and/or Services Company, as identified herein;

            (xv) the willful engaging by the Executive in misconduct injurious to Corporation, after notice from Corporation, and a failure to cure such conduct within twenty (20) days of said notice; or

            (xvi) willful and serious violation(s) by Executive of the Bank's
                  "Core Values," and a failure to cure such violation(s) within twenty (20) days after notice by the Corporation; if the violation is so serious that an attempt to cure would be fruitless, no notice need be given by the Corporation.


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

            (xvii) the existence of any material conflict between the interests of Corporation and the Executive that is not disclosed in writing by the Executive to Corporation, Bank and Services Company and approved in writing by the Boards of Directors of Corporation, Bank and Services Company and, after notice from Corporation, a failure to cure such conflict within twenty
                  (20) days of said notice.

            If this Agreement is terminated for Cause, all of Executive's rights under this Agreement shall cease as of the effective date of such termination and all of Corporation, Bank and Services Company's compensation and employment obligations under this Agreement shall terminate.

      (c) Notwithstanding the provisions of Section 4(a) of this Agreement, all of Corporation, Bank and Services Company's obligations under this Agreement shall terminate automatically upon Executive's voluntary termination of employment.

      (d) Good Reason. Notwithstanding the provisions of Section 4(a) of this Agreement, the Executive may terminate her employment under this Agreement for Good Reason. As used in this Agreement, "Good Reason" shall mean any of the following:

            (i) any reduction in the Executive's Annual Base Salary, as in effect on the date this Agreement is executed or as the same may be increased from time to time, except such reductions that are the result of a national financial depression or national or bank emergency, or when such reduction has been implemented by the Board of Directors for the Corporation's senior management; or

            (ii) a requirement that Executive move her principal residence more than seventy-five (75) miles from the location of Corporation's principal executive office immediately prior to this Agreement; or

            (iii) any removal of the Executive from any of the positions indicated in Section 2 of this Agreement, other than for a promotion except as a result of her regulatory removal and/or in connection with termination of the Executive's employment for Cause.

            If Executive terminates her employment for Good Reason, then she may give notice of intention to collect benefits under this Agreement by delivering a notice in writing (the "Notice of Termination") and Corporation shall pay Executive an amount equal to one (1) times the Executive's Annual Base Salary as defined in Section 5(a) of this Agreement, which amount shall be payable in twelve (12) equal monthly installments and shall be subject to federal, state and local tax withholdings. In addition, Executive shall receive a continuation, for a period of twelve (12) months from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, of all health, accident, life and disability insurance benefits in effect with



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

            respect to Executive on the date of termination of employment and that were in effect during the two (2) years prior to Executive's termination of employment, or, if Corporation cannot provide such benefits because Executive is no longer an employee, a dollar amount equal to the cost to Executive of obtaining such benefits or substantially similar benefits. Executive only becomes entitled to receive these payments and continuation of benefits if she executes a General Release in favor of Corporation, Bank and their subsidiaries and affiliates. However, in the event the payments described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with her termination of employment, would result in the imposition of an excise tax under Code Section 4999, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Corporation's independent auditors, Executive shall remit to Corporation the amount of the reduction, plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), then Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

      (e) Disability. Notwithstanding the provisions of Section 4(a) of this Agreement, if, as a result of physical or mental injury or impairment, Executive is unable to perform all of the essential job functions of her position on a full time basis, taking into account any reasonable accommodation required by law, and without posing a direct threat to herself and others, for a period up to one hundred eighty (180) days, all obligations of Corporation, Bank and Services Company to pay Executive an Annual Base Salary as set forth in Paragraph 5(a) of this Agreement are suspended. Any paid time off, sick leave, or short term disability pay Executive may be entitled to receive, pursuant to an established disability plan or program of the Services Company and/or Bank and/or Corporation, if any exists, shall be considered part of the compensation Executive shall receive while disabled, and shall not be in addition to the compensation received by Executive under this provision of the Agreement. Executive further agrees that should she remain unable to perform all of the essential functions of her position on a full time basis, taking into account any reasonable accommodation required by law, and without posing a direct threat to herself or others, after one hundred eighty (180) days, the Services Company, Bank and Corporation will suffer an undue hardship by continuing Executive in her position. Upon this event, all compensation and employment obligations of the Services Company, Bank and Corporation under this Agreement shall cease (except Executive's rights under the Corporation's then existing short term and/or long term disability plans, if any), and this Agreement shall terminate.

      (f) Death. Notwithstanding the provisions of Section 4(a) of this Agreement, this Agreement shall terminate automatically upon Executive's death and Executive's rights under this Agreement shall cease as of the date of such termination.


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

5.    Employment Period Compensation.

      (a) Annual Base Salary. For services performed by Executive under this Agreement, Corporation shall pay Executive an Annual Base Salary in the aggregate during the Employment Period at the rate of One Hundred Five Thousand Four Hundred Dollars ($105,400) per year, payable at the same times as salaries are payable to other executive employees of Corporation. Corporation may, from time to time, increase Executive's Annual Base Salary, and any and all such increases shall be deemed to constitute amendments to this Section 5(a) to reflect the increased amounts, effective as of the date established for such increases by the Board of Directors of Corporation or any committee of such Board in the resolutions authorizing such increases.

      (b) Bonus. Executive may be eligible for incentive compensation under the terms and conditions of any incentive compensation plan that Corporation may have in effect from time to time.

      (c) Vacations. During the term of this Agreement, Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Board of Directors of Corporation, Bank and Services Company. However, Executive shall not be entitled to receive any additional compensation from Corporation for failure to take a vacation, nor shall Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Board of Directors of Corporation.

      (d) Employee Benefit Plans. During the term of this Agreement, Executive shall be entitled to participate in and receive the benefits of any Employee Benefit Plan currently in effect at Corporation, until such time that the Board of Directors of Corporation authorizes a change in such benefits. Executive shall also be entitled to participate in any stock option and profit sharing plans that Corporation may have in effect, subject to the terms and conditions of those plans. Nothing paid to Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to Executive pursuant to Section 5(a) hereof.

      (e) Business Expenses. During the term of this Agreement, Executive shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by her, which are properly accounted for, in accordance with the policies and procedures established by the Board of Directors of Corporation for its executive officers.

6.    Termination of Employment Following Change in Control.

      (a) If a Change in Control (as defined in Section 6(b) of this Agreement) shall occur and if, within twelve (12) months following the Change in Control (as defined in Section 6(b) of this Agreement), Executive's employment is involuntarily terminated (other than for the Cause as defined in Section 4(b) of this


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

            Agreement), then, Executive may give notice of intention to collect benefits under this Agreement, by delivering a notice in writing (the "Notice of Termination") to Corporation and Bank and the provisions of Section 7 of this Agreement shall apply.

      (b) As used in this Agreement, "Change in Control" shall mean a change in control (other than one occurring by reason of an acquisition of the Bank and/or Corporation by Executive) of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A or any successor rule or regulation promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"); provided that, without limiting the foregoing, a Change in Control shall be deemed to have occurred if:

            (i) (A) the Corporation and/or Bank shall be merged or consolidated, or (B) substantially all of the assets of Corporation and/or Bank shall be sold, exchanged, transferred or otherwise disposed of, and, as a result of such merger, consolidation, sale, exchange or transfer, less than a majority of the outstanding voting stock of the surviving, resulting, purchasing "person"is owned, immediately after the transaction, by the holders of voting stock of the Corporation before the transaction, unless (y) such merger, consolidation, sale, exchange, purchase or transfer is approved in advance by seventy percent (70%) or more of the members of the Board of Directors of Corporation who are not interested in the transaction and (z) a majority of the members of the Board of Directors of the legal entity resulting from, or existing after, any such transaction, and of the Board of Directors of such entity's parent corporation, if any, are former members of the Board of Directors of Corporation, or

            (ii) any "person" or group of "persons"(as such term is used in Sections 13(d) and 14(d) of the 1934 Act), other than Corporation, Bank or any "person" who on the date hereof is a director or officer of Corporation and/or Bank is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the 1934 Act or any successor rule or regulation promulgated under the 1934 Act), directly or indirectly, of securities of Corporation representing thirty (30%) percent or more of the combined voting power of Corporation's then outstanding securities, or

            (iii) during any period of two (2) consecutive years during the term of Executive's employment under this Agreement, individuals who at the beginning of such period constitute the Board of Directors of Corporation cease for any reason to constitute at least a majority thereof, unless the election of each director who was not a director at the beginning of such period has been approved in advance by directors representing at least two-thirds of the directors then in office who were directors at the beginning of the period.

7.    Rights in Event of Termination of Employment Following Change in Control.


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

      (a) In the event that a Change in Control occurs and Executive delivers a Notice of Termination (as defined in Section 6(a) of this Agreement) to Corporation, Bank and Services Company, Executive shall be entitled to receive the compensation and benefits set forth below:

            (i) a lump sum equal to two (2) times the Executive's Annual Base Salary as defined in Section 5(a), which amount shall be subject to federal, state and local tax withholdings; and

            (ii) for a period of two (2) years from the date of termination of employment, or until Executive secures substantially similar benefits through other employment, whichever shall first occur, Executive shall receive a continuation of all health, accident, life and disability insurance benefits in effect with respect to Executive during the two (2) years prior to her termination of employment, or, if Corporation cannot provide such benefits because Executive is no longer an employee, a dollar amount equal to the cost to Executive of obtaining such benefits or substantially similar benefits.

            However, in the event the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with her termination of employment, would result in the imposition of an excise tax under Code Section 4999, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such excise tax imposition. Upon written notice to Executive, together with calculations of Corporation's independent auditors, Executive shall remit to Corporation the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), the Corporation shall be required only to pay to Executive the amount determined to be deductible under
            Section 280G.

      (b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise. The amount of payment provided for in this Section 7(a)(i) shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

8.    Rights in Event of Termination of Employment Absent Change in Control.

      (a) In the event that Executive's employment is involuntarily terminated by Corporation without Cause and no Change in Control shall have occurred at the date of such termination, Corporation shall pay Executive an amount equal to and no greater than two (2) times the Executive's Annual Base Salary as defined in Section 5(a) of this Agreement, which amount shall be payable in twenty-four (24)


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

            equal monthly installments. In addition, Executive shall be entitled to a continuation of health, accident, life and disability insurance benefits for twenty-four (24) months or until Executive secures substantially similar benefits through other employment, whichever shall first occur. However, if the payment described herein, when added to all other amounts or benefits provided to or on behalf of the Executive in connection with her termination of employment, would result in the imposition of an excise tax under Code Section 4999, such payments shall be retroactively (if necessary) reduced to the extent necessary to avoid such imposition. Upon written notice to Executive, together with calculations of Corporation's independent auditors, Executive shall remit to Corporation the amount of the reduction plus such interest as may be necessary to avoid the imposition of such excise tax. Notwithstanding the foregoing or any other provision of this contract to the contrary, if any portion of the amount herein payable to the Executive is determined to be non-deductible pursuant to the regulations promulgated under Section 280G of the Code, then Corporation shall be required only to pay to Executive the amount determined to be deductible under Section 280G.

      (b) Executive shall not be required to mitigate the amount of any payment provided for in this Section 8 by seeking other employment or otherwise. The amount of payment provided for in this Section 8 (not continuation of benefits) shall not be reduced by any compensation earned by Executive as the result of employment by another employer or by reason of Executive's receipt of or right to receive any retirement or other benefits after the date of termination of employment or otherwise.

      (c) The amounts payable pursuant to this Section 8 shall constitute Executive's sole and exclusive remedy in the event of involuntary termination without cause of Executive's employment by Corporation in the absence of a Change in Control.

9.    Restrictive Covenant.

      (a) Executive hereby acknowledges and recognizes the highly competitive nature of the business of Corporation, Bank and Services Company and, accordingly, agrees that, during and for the applicable period set forth in Section 9(c) hereof, Executive shall not:

            (i) be engaged, directly or indirectly, either for her own account or as agent, consultant, employee, partner, officer, director, proprietor, investor (except as an investor owning less than 5% of the stock of a publicly owned company) or otherwise of any person, firm, corporation or enterprise engaged in (1) the banking or financial services industry (including bank holding company), or (2) any other activity in which Corporation, Bank, Services Company or any of their subsidiaries or affiliates are engaged during the Employment Period, in any county in which, at any time during the Employment Period or on the date of termination of the Executive's employment, a branch, office or other facility of Corporation, Bank, Services Company or any of their subsidiaries or affiliates is located, or in


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

                  any county contiguous to such a county, including contiguous counties located outside of the Commonwealth of Pennsylvania (the "Non-Competition Area"); or

            (ii) provide financial or other assistance to any person, firm, corporation, or enterprise engaged in (1) the banking or financial services industry (including bank holding company), or (2) any other activity in which Corporation, Bank, Services Company or any of their subsidiaries or affiliates are engaged during the Employment Period in the Non-Competition Area; or

            (iii) directly or indirectly contact, solicit or induce any person, corporation or other entity who or which is a customer or referral source of Corporation, Bank, Services Company or any of their subsidiaries or affiliates, during the term of Executive's employment or on the date of termination of Executive's employment; or

            (iv) directly or indirectly solicit, induce or encourage any employee of Corporation, Bank, Services Company or any of their subsidiaries or affiliates, who is employed during the term of Executive's employment or on the date of termination of Executive's employment, to leave the employ of Corporation, Bank, Services Company or any of their subsidiaries or affiliates, or to seek, obtain or accept employment with any person or entity other than Corporation, Bank, Services Company or any of their subsidiaries or affiliates.

      (b) It is expressly understood and agreed that, although Executive, Corporation, Bank and Services Company consider the restrictions contained in Section 9(a) reasonable for the purpose of preserving for Corporation, Bank, Services Company and any of their subsidiaries or affiliates, their good will and other proprietary rights, if a final judicial determination is made, by a court or arbitration panel having jurisdiction, that the time or territory or any other restriction contained in Section 9(a) is an unreasonable or otherwise unenforceable restriction against Executive, the provisions of Section 9(a) shall not be rendered void, but shall be deemed amended to apply as to such maximum time and territory and to such other extent as such court may judicially determine or indicate to be reasonable.

      (c) The provisions of this Section 9 shall be applicable, commencing on the date of this Agreement and ending on one of the following dates, as applicable:

            (i) if Executive voluntarily terminates her employment without Good Reason, the first anniversary date of the effective date of termination of employment;

            (ii) if Executive's employment terminates in accordance with the provisions of Section 4(b) of this Agreement (relating to termination for Cause) or the Executive voluntarily terminates her employment in accordance with the


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

                  provisions of Section 4(c) of this Agreement (relating to termination by Executive for Good Reason), the first anniversary date of the effective date of termination of employment;

            (iii) if the Executive's employment is involuntarily terminated in accordance with the provisions of Section 6 of this Agreement (relating to involuntary termination without Cause following a Change in Control), the second anniversary date of the effective date of termination of employment;

            (iv) if the Executive's employment is involuntarily terminated in accordance with the provisions of Section 8 of this Agreement (relating to involuntary termination without Cause absent a Change in Control), the second anniversary date of the effective date of termination of employment;

            (v) if Executive's employment terminates in accordance with the provisions of Section 4(a) relating to non-renewal of contract, the effective date of termination of employment.

10. Unauthorized Disclosure. During the term of her employment hereunder, or at any later time, the Executive shall not, without the written consent of the Board of Directors of Corporation or a person authorized thereby, knowingly disclose to any person, other than an employee of the Corporation or a person to whom disclosure is reasonably necessary or appropriate in connection with the performance by the Executive of her duties as an executive of Corporation, any material confidential information obtained by her while in the employ of Corporation with respect to any of the services, products, improvements, formulas, designs or styles, processes, customers, customer lists, methods of business or any business practices of Corporation, Bank, Services Company or any of their subsidiaries or affiliates, the disclosure of which could be or will be damaging to Corporation, Bank, Services Company or any of their subsidiaries or affiliates; provided, however, that confidential information shall not include any information known generally to the public (other than as a result of unauthorized disclosure by the Executive or any person with the assistance, consent or direction of the Executive) or any information of a type not otherwise considered confidential by persons engaged in the same business or a business similar to that conducted by Corporation, Bank, Services Company or any of their subsidiaries or affiliates or any information that must be disclosed as required by law.

11. Work Made for Hire. Any work performed by the Executive under this Agreement should be considered a "Work Made for Hire" as that phrase is defined by the U.S. patent laws and shall be owned by and for the express benefit of Corporation, Bank, Services Company and their subsidiaries and affiliates. In the event it should be established that such work does not qualify as a Work Made for Hire, the Executive agrees to and does hereby assign to Corporation, Bank, Services Company and their affiliates and subsidiaries, all of his rights, title, and/or interest in such work product, including, but not limited to, all copyrights, patents, trademarks, and proprietary rights.

12. Return of Company Property and Documents. The Executive agrees that, at the time of termination of her employment, regardless of the reason for termination, she will deliver to Corporation, Bank, Services Company and their subsidiaries and affiliates, any and all


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

      company property, including, but not limited to, automobiles, keys, security codes or passes, mobile telephones, pagers, computers, devices, confidential information, records, data, notes, reports, proposals, lists, correspondence, specifications, drawings, blueprints, sketches, software programs, equipment, other documents or property, or reproductions of any of the aforementioned items developed or obtained by the Executive during the course of her employment.

13. Resignation as Director. Executive agrees that in the event that this Agreement or her employment under this Agreement is terminated, Executive shall resign as a director of Corporation, Bank, Services Company or any of their affiliates or subsidiaries, if she is then serving as a director of any such entities. Notwithstanding such a resignation by Executive, Corporation and Bank will continue to honor their contractual obligations as set forth in Section 18 ("Board of Directors") of the Agreement and Plan of Reorganization that they entered with Guaranty Bank on January 15, 2001.

14. Liability Insurance. Corporation shall use its best efforts to obtain insurance coverage for the Executive under an insurance policy covering officers and directors of Corporation, Bank and Services Company against lawsuits, arbitrations or other legal or regulatory proceedings; however, nothing herein shall be construed to require Corporation to obtain such insurance, if the Board of Directors of the Corporation determines that such coverage cannot be obtained at a reasonable price.

15. Indemnification. Corporation will indemnify the Executive as required by Pennsylvania law and as provided by the Articles and By-laws of Corporation, if not prohibited by federal law, with respect to any threatened, pending or completed legal or regulatory action, suit or proceeding brought against her by reason of the fact that she is or was a director, officer, employee or agent of Corporation or is or was serving at the request of Corporation as a director, officer, employee or agent of another person or entity.

16 Notices. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States certified mail, return receipt requested, postage prepaid, addressed as follows (or to such other addresses provided by a party to the other parties in writing) :

                     If to the Executive:     Mrs. Maureen Bufalino
                                              41 White Tail Drive
                                              Dallas, Pennsylvania 18612

         If to the Services Company:          Mr. Robert McCormack
                                              President and CEO
                                              SUBI Services, LLC
                                              155 North 15th Street
                                              Lewisburg, Pennsylvania 17837

                     If to the Bank:          Mr. Robert McCormack
                                              President and CEO
                                              Sun Bank
                                              155 North 15th Street
                                              Lewisburg, Pennsylvania 17837


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

                     If to the Corporation:   Mr. Robert McCormack
                                              President and CEO
                                              Sun Bancorp, Inc.
                                              155 North 15th Street
                                              Lewisburg, Pennsylvania 17837

17. Waiver. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by Executive and an executive officer specifically designated by the Board of Directors of Corporation, Bank and Services Company. No waiver by either party, at any time, of any breach by the other party of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. Notwithstanding this Section 17, a promotion of Executive in accordance with Section 2 of this Agreement shall not constitute a breach of this Agreement or require an amendment in writing.

18. Assignment. This Agreement shall not be assignable by any party, except by Corporation to any successor in interest to its respective businesses.

19. Entire Agreement. This Agreement contains the entire agreement of the parties relating to the employment of Executive and supersedes any and all agreements, either oral or in writing, between the parties with regard to the employment of Executive by Corporation, including the Change of Control Agreement entered between Executive, Corporation and Bank, dated May 31, 2001.

20.   Successors; Binding Agreement.

      (a) Corporation, and Bank will require any successor (whether direct or indirect, by purchase, merger, consolidation, or otherwise) to all or substantially all of the businesses and/or assets of Corporation and Bank to expressly assume and agree to perform this Agreement in the same manner and to the same extent that Corporation and Bank would be required to perform it if no such succession had taken place.

      (b) This Agreement shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, heirs, distributees, devisees and legatees. If Executive should die after a Notice of Termination is delivered by Executive, or following termination of Executive's employment without Cause, and any amounts would be payable to Executive under this Agreement if Executive had continued to live, all such amounts shall be paid in accordance with the terms of this Agreement to Executive's devisee, legatee, or other designee, or, if there is no such designee, to Executive's estate.

21. Arbitration. Corporation and Executive recognize that in the event a dispute should arise between them concerning the interpretation or implementation of this Agreement


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

      (except for any enforcement sought with respect to Sections 9, 10, 11, or 12, which may be litigated in court), lengthy and expensive litigation will not afford a practical resolution of the issues within a reasonable period of time. Consequently, each party agrees that all disputes, disagreements and questions of interpretation concerning this Agreement are to be submitted for resolution, in Philadelphia, Pennsylvania, to the American Arbitration Association (the "Association") in accordance with the Association's National Rules for the Resolution of Employment Disputes or other applicable rules then in effect ("Rules"). Corporation or Executive may initiate an arbitration proceeding at any time by giving notice to the other in accordance with the Rules. Corporation and Executive may, as a matter or right, mutually agree on the appointment of a particular arbitrator from the Association's pool. The arbitrator shall not be bound by the rules of evidence and procedure of the courts of the Commonwealth of Pennsylvania, but shall be bound by the substantive law applicable to this Agreement. The decision of the arbitrator, absent fraud, duress, incompetence or gross and obvious error of fact, shall be final and binding upon the parties and shall be enforceable in courts of proper jurisdiction. Following written notice of a request for arbitration, Corporation, Bank and Executive shall be entitled to an injunction restraining all further proceedings in any pending or subsequently filed litigation concerning this Agreement, except as otherwise provided herein or any enforcement sought with respect to Sections 9, 10, 11, or 12.

22. Attorney's Fees and Costs. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, each party shall bear her or its own attorney's fees, costs, and expenses incurred in connection with the litigation, unless mandated by statute.

23. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

24. Applicable Law. This Agreement shall be governed by and construed in accordance with the domestic, internal laws of the Commonwealth of Pennsylvania, without regard to its conflicts of laws principles.

25. Headings. The section headings of this Agreement are for convenience only and shall not control or affect the meaning or construction or limit the scope or intent of any of the provisions of this Agreement.

                    [THIS SPACE WAS INTENTIONALLY LEFT BLANK]


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

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the dates indicated below.

ATTEST:                       SUN BANCORP, INC.                           DATE


--------------------------    ------------------------------------       ------
                              Robert J. McCormack, President & CEO


ATTEST:                       SUN BANK                                    DATE


--------------------------    ------------------------------------       ------
                              Robert J. McCormack, President & CEO


ATTEST:                       SUBI SERVICES, LLC                          DATE


--------------------------    ------------------------------------       ------
                              Robert J. McCormack, President & CEO


WITNESS:                      EXECUTIVE:                                  DATE


--------------------------    ------------------------------------       ------
                              Maureen M. Bufalino


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